EXHIBIT 10.1

AMENDMENT NO. 2 TO

AMENDED AND RESTATED FINANCING AGREEMENT,

AND REAFFIRMATION OF GUARANTY

This AMENDMENT NO. 2 TO AMENDED AND RESTATED FINANCING AGREEMENT AND REAFFIRMATION OF GUARANTY dated as of September 12, 2018 (the “Amendment”), is executed among Midwest Energy Emissions Corp., a Delaware corporation, (the “Borrower”), MES, Inc., a North Dakota corporation (“MES” or “Guarantor”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”).

R E C I T A L S:

A. Borrower, Guarantor and Lender entered into that certain Amended and Restated Financing Agreement, dated as of November 1, 2016 (the “Amended and Restated Financing Agreement”), pursuant to which Amended and Restated Financing Agreement the Borrower, Guarantor and Lender amended and restated a previously entered into Financing Agreement among the parties, dated as of August 14, 2014, as amended on March 16, 2015, November 16, 2015 and January 28, 2016.

B. In connection with the Amended and Restated Financing Agreement, and in exchange for certain previously issued Notes and other consideration, the Borrower issued to the Lender (i) a new senior note in the principal amount of $9,646,686 (the “Secured Note”), and (ii) a subordinated unsecured note in the principal amount of $13,000,000 (the “Unsecured Note”).

C. On June 14, 2018, Borrower, Guarantor and Lender entered into that certain Amendment No.1 to Amended and Restated Financing Agreement, and Reaffirmation of Guaranty (the “First Amendment”) which provided that (i) the Remaining Secured Note Principal Balance which at the date thereof was in the amount of $521,686.10 be paid as follows: (a) $250,000 on or prior to June 15, 2018 (which has been paid by Borrower), and (b) the balance on or prior to September 1, 2018, and (ii) until the Remaining Secured Note Principal Balance is paid in full, the Secured Note shall bear interest on the unpaid principal balance thereof at a rate equal to the Current Interest Rate plus three percent (3.0%) per annum. (The Amended and Restated Financing Agreement as amended by the First Amendment is referred to as the “Restated Financing Agreement”.)

D. As of the date hereof, the Remaining Secured Note Principal Balance is in the amount of $271,686.10.

E. At the present time the Borrower and the Guarantor request, and the Lender is agreeable to, an extension on the payment of the Remaining Secured Note Principal Balance on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Guarantor and the Lender agree as follows:

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A G R E E M E N T S:

1. RECITALS. The foregoing recitals are hereby made a part of this Amendment.

2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Restated Financing Agreement.

3. AMENDMENTS TO THE RESTATED FINANCING AGREEMENT.

3.1 Revisions With Respect to Repayment of Remaining Secured Note Principal Balance. Notwithstanding anything to the contrary contained in the Restated Financing Agreement, the Remaining Secured Note Principal Balance shall be paid on or prior to December 15, 2018.

3.2 Revisions With Respect to Mandatory Prepayments. Notwithstanding anything to the contrary contained in Section 2.3(c) of the Restated Financing Agreement, no mandatory prepayment shall be required unless the net proceeds from any such enumerated actions or events exceed $3,500,000.

3.3 Covenant Waiver. The Lender hereby waives compliance with the EBITDA covenant contained in Section 8.1 of the Restated Financing Agreement until December 15, 2018, at which time such covenant shall continue in full force and effect.

3.4 Interest Prepayment. As consideration for the Amendment, the Borrower hereby agrees to prepay on or before September 15, 2018, the interest payments due on September 30, 2018 and December 31, 2018 for the Secured Note and Unsecured Note.

4. GENERAL.

4.1 Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. Wherever possible each provision of the Restated Financing Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Restated Financing Agreement and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Restated Financing Agreement and this Amendment.

4.2 Successors and Assigns. This Amendment shall be binding upon the Borrower, the Guarantor and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantor and the Lender and the successors and assigns of the Lender.

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4.3 Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Restated Financing Agreement and the other Secured Note Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Restated Financing Agreement and the other Secured Note Documents. The Guarantor, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Restated Financing Agreement.

4.4 References to Restated Financing Agreement. Each reference in the Restated Financing Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Restated Financing Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Restated Financing Agreement, as amended hereby.

4.5 Counterparts/Electronic Signatures. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Amended and Restated Financing Agreement and Reaffirmation of Guaranty as of the date first above written.

BORROWER: MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard H. Gross
Name:	Richard H. Gross
Title:	Chief Financial Officer

GUARANTOR: MES, INC.

By:	/s/ Richard H. Gross
Name:	Richard H. Gross
Title:	Chief Financial Officer

LENDER: AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Title:	Manager

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